UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 18, 2009
THE BON-TON STORES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	0-19517	23-2835229

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2801 E. Market Street, York, Pennsylvania	17402

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 717-757-7660
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) Compensatory Arrangements of Certain Officers
On March 18, 2009, The Bon-Ton Stores, Inc. (the “Company”) issued a press release announcing the amendment, on March 18, 2009, of the Employment Agreement (the “Fourth Amendment”) by and between the Company and Byron L. Bergren, the Company’s President and Chief Executive Officer. Mr. Bergren’s Employment Agreement (the “2004 Agreement”) was entered into on August 24, 2004, a First Amendment to the 2004 Agreement (the “First Amendment”) was entered into on May 1, 2005, a Second Amendment to the 2004 Agreement (the “Second Amendment”) was entered into on May 23, 2006, and a Third Amendment to the 2004 Agreement (the “Third Amendment”) was entered into on July 19, 2007. Collectively, the 2004 Agreement, First Amendment, Second Amendment, Third Amendment and Fourth Amendment are referred to as the “Agreement.”
The description of the material terms of the Fourth Amendment set forth below is qualified in its entirety by the Fourth Amendment, which is attached hereto as Exhibit 10.1 and incorporated herein by reference. The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
The Fourth Amendment provides for an extension of the term of the 2004 Agreement for approximately two years through February 5, 2012. Under its terms, Mr. Bergren will serve as President and Chief Executive Officer through January 31, 2011 and will serve in an important role to be determined by the Board of Directors from February 1, 2011 through February 5, 2012. In addition, the Board has agreed to nominate Mr. Bergren as a member of the Board of Directors for the period through February 5, 2012.
Mr. Bergren’s base salary of $1,000,000 will remain in effect through February 5, 2012.
For fiscal year 2009, Mr. Bergren will be eligible for a bonus pursuant to the Company’s Cash Bonus Plan with a target bonus of 100% of his base salary (“Base Salary”), a threshold bonus of 50% of his Base Salary, and a maximum bonus of 200% of his Base Salary. This bonus opportunity will be determined pursuant to two performance measures: 80% of the potential bonus shall be based upon achievement of Net Income and 20% of the potential bonus shall be based upon the Company maintaining a minimum level, as defined by the Human Resources and Compensation Committee of the Board of Directors (“HRCC”), of borrowing availability under its revolving credit facility. In order for any portion of the bonus opportunity to be payable, the minimum threshold for Net Income must be achieved. This bonus will be determined in accordance with objectives previously determined by the HRCC consistent with the Cash Bonus Plan.
In addition, the Fourth Amendment provides for a bonus opportunity for fiscal year 2010 pursuant to the Company’s Cash Bonus Plan, with a target bonus of 100% of Mr. Bergren’s Base Salary. This bonus will be determined in accordance with objectives to be determined by the HRCC consistent with the Cash Bonus Plan.
For fiscal year 2011, Mr. Bergren will be eligible for a bonus pursuant to the Company’s Cash Bonus Plan as determined by the HRCC based on the role assigned to Mr. Bergren pursuant to the Fourth Amendment.
The Fourth Amendment provides that Mr. Bergren will receive two grants of shares of restricted stock in fiscal year 2009. One grant (the “2009 Time-Based Grant”), of 200,000 restricted shares of the Company’s common stock shall vest 50% on February 1, 2010, and 50% on February 1, 2011, provided, in each instance, that Mr. Bergren is continuously employed by the Company through such date, except that such shares shall vest immediately upon Mr. Bergren’s discharge without “Cause” (as such term is defined in the Third Amendment) or resignation for “Good Reason” (as such term is defined in the Fourth Amendment) provided that Mr. Bergren executes a general release consistent with certain terms of the Agreement.

The second grant of restricted stock to be awarded in fiscal year 2009 of 200,000 restricted shares of the Company’s common stock shall vest based on the achievement of performance goals for fiscal year 2009 (“2009 Performance Shares”) previously established by the HRCC.
In the event that Mr. Bergren is discharged without Cause or resigns for Good Reason on or prior to January 31, 2010, provided that Mr. Bergren executes a general release consistent with certain terms of the Agreement, the 2009 Performance Shares granted to Mr. Bergren shall become vested, and the underlying shares shall be delivered, to the same extent as would have applied had Mr. Bergren remained employed through the date the determination of vesting for these shares would otherwise have been.
The Fourth Amendment also provides that Mr. Bergren will receive two grants of shares of restricted stock in fiscal year 2010. One grant (the “2010 Time-Based Grant”), of 200,000 restricted shares of the Company’s common stock shall vest 100% on February 5, 2012, provided that Mr. Bergren is continuously employed by the Company through such date, except that such shares shall vest immediately upon Mr. Bergren’s discharge without Cause or resignation for Good Reason provided that Mr. Bergren executes a general release consistent with certain terms of the Agreement.
The second grant of restricted stock to be awarded in fiscal year 2010 of 200,000 restricted shares of the Company’s common stock shall vest based on the achievement of performance goals. These shares shall vest 50% based upon the achievement of performance goals for fiscal year 2010 (“2010 Grant of Performance Shares Based Upon Company Performance for 2010”) to be established by the HRCC and 50% based upon the achievement of performance goals for fiscal year 2011 (“2010 Grant of Performance Shares Based Upon Company Performance for 2011”) to be established by the HRCC.
In the event that Mr. Bergren is discharged without Cause or resigns for Good Reason on or prior to January 31, 2011, provided that Mr. Bergren executes a general release consistent with certain terms of the Agreement, the 2010 Grant of Performance Shares Based Upon Company Performance for 2010 granted to Mr. Bergren shall become vested, and the underlying shares shall be delivered, to the same extent as would have applied had Mr. Bergren remained employed through the date the determination of vesting for these shares would otherwise have been. In the event that Mr. Bergren is discharged without Cause or resigns for Good Reason on or after January 30, 2011 and prior to January 29, 2012, provided that Mr. Bergren executes a general release consistent with certain terms of the Agreement, the 2010 Grant of Performance Shares Based Upon Company Performance for 2011 granted to Mr. Bergren shall become vested, and the underlying shares shall be delivered, to the same extent as would have applied had Mr. Bergren remained employed through the date the determination of vesting for these shares would otherwise have been.
In the event that Mr. Bergren is discharged without Cause or resigns for Good Reason, any stock options that are unvested at the time of such discharge shall vest immediately, provided that Mr. Bergren executes a general release consistent with certain terms of the Agreement.

The Fourth Amendment redefines “Good Reason” to mean: (i) causing Mr. Bergren to cease being President and Chief Executive Officer prior to January 30, 2011; (ii) a diminution in Mr. Bergren’s responsibilities, duties or authority other than a reassignment of such responsibilities, duties or authority prior to January 30, 2011 other than reasonable reassignment of such responsibilities, duties and authority in connection with the Company’s succession planning in anticipation that Mr. Bergren will cease to be the President and Chief Executive Officer on January 30, 2011; (iii) causing Mr. Bergren to cease reporting to the Board of Directors as President and Chief Executive Officer prior to January 30, 2011 or causing Mr. Bergren to cease thereafter reporting to the Board of Directors in an important role prior to February 5, 2012; (iv) failing to nominate Mr. Bergren to continue to serve as a director on the Board of Directors or removing him from the Board of Directors prior to February 5, 2012; (v) any reduction, prior to February 5, 2012 in Mr. Bergren’s base salary below the amount then in effect; (vi) any reduction, prior to January 30, 2011, in Mr. Bergren’s potential bonus eligibility amount as specified in the Agreement; or (vii) any substantial breach of any material provision of the Agreement.
As previously specified in the Second Amendment, if Mr. Bergren is discharged without Cause during the term of the Agreement following a Change of Control (as defined in the Third Amendment”) or resigns from the Company with or without Good Reason during the term of the Agreement after the expiration of three months following a Change of Control, Mr. Bergren will receive a payment equal to the lesser of 2.99 times his base salary (at the salary level immediately preceding the Change of Control plus his average bonus for the three immediately preceding fiscal years) or, if applicable, the “280G Permitted Payment” (as such term is defined in the 2004 Agreement).
As defined in The Third Amendment, “Change of Control” means the occurrence of: (i) any person who is not an affiliate of the Company becoming the beneficial owner of a majority of the Company; (ii) the Company adopting a plan of liquidation providing for the distribution of all or substantially all of its assets; (iii) the Company becoming party to a merger, consolidation or other form of business combination or sale of all or substantially all its assets unless the business of the Company continues and the shareholders of the Company prior to the transaction hold, directly or indirectly, a majority of the voting power of the resulting entity; or (iv) if any stockholder holds more voting power than M. Thomas Grumbacher and his affiliates or if Mr. Grumbacher and his affiliates control less than 20% of the Company’s voting stock.
In the event of a discharge without Cause or a resignation for Good Reason, the Fourth Amendment continues the provisions of the Second Amendment with respect to severance pay and accrued vacation and wages. It provides that Mr. Bergren shall be entitled to receive the following: prompt payment of all accrued wages and all accrued, but unused vacation pay and, if not as a result of a Change of Control, two years’ base salary payable in installments for a period of two years from the date of termination and, if he has been employed for at least three months in the fiscal year, a prorated portion of the Performance Shares for that period. The Fourth Amendment amended the provision on continuation of health benefits to provide that in the event of a discharge without Cause or a resignation for Good Reason not as a result of a Change of Control Mr. Bergren will be entitled to continued participation in the Company’s group health benefit plan and supplemental health coverage until age 65.
The Fourth Amendment further provides that the Company will pay the reasonable legal fees, up to $10,000, incurred by Mr. Bergren in connection with the negotiation of the Fourth Amendment.

Item 9.01. Financial Statements and Exhibits
(d) Exhibits

Exhibit Number	Description of Exhibit

10.1	Fourth Amendment to Employment Agreement with Byron L. Bergren

99.1	Press Release issued March 18, 2009 regarding Fourth Amendment to Employment Agreement with Byron L. Bergren
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Bon-Ton Stores, Inc.
By:	/s/ Keith E. Plowman
Keith E. Plowman
Executive Vice President, Chief Financial Officer and Principal Accounting Officer
Dated: March 20, 2009